EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Hythiam, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-121634, 333-123772, 333-128544, 333-128931, 333-140114, 333-140593, 333-140594, 333-145906, 333-147188, 333-153053 and 333-158407 and on Form S-8 Nos. 333-123773, 333-136446, 333-149766 and 333-153054 of Hythiam, Inc. of our report dated March 31, 2009, relating to the consolidated financial statements which appears in this Form 10-K. Our report does not express an opinion or any other form of assurance about whether adjustments to retrospectively reflect changes in the composition of Hythiam, Inc.’s reportable segments and apply discontinued operations accounting are appropriate and have been properly applied. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP
Los Angeles, California

April 9, 2010